Exhibit 1.1

5,000,000

ALLOT LTD.

Ordinary Shares

UNDERWRITING AGREEMENT

June 24, 2025

TD Securities (USA) LLC

William Blair & Company, L.L.C.

As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

Dear Sirs and Madams:

1. Introductory. Allot Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 5,000,000 of the Company’s ordinary shares, par value NIS 0.10 per share (the “Ordinary Shares”). The aggregate of 5,000,000 Ordinary Shares so proposed to be sold is hereinafter referred to as the “Firm Shares”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 750,000 Ordinary Shares (the “Optional Shares”). The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares”. TD Securities (USA) LLC and William Blair & Company, L.L.C. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Shelf Registration Statement. A registration statement of the Company on Form F-3 (File No. 333-286174) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form F-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations. The proposed offering of the Shares may be made pursuant to General Instruction I.B.1 of Form F-3. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Shares has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Shares, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, including any document incorporated by reference therein, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 19). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 7:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d) Registration Statement and Prospectus Contents. At the respective times, the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Rules and Regulations.

(h) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(i) Not an Ineligible Issuer. At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j) Organization and Good Standing. The Company and each of its subsidiaries (as defined in Section 16) have been duly organized and are validly existing as corporations or other legal entities in good standing (to the extent such concept exists) under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company is not currently designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999, as amended (the “Companies Law”)) by the Registrar of the Companies of the State of Israel, and, to the Company’s Knowledge, there is no basis for such designation. The memorandum of association, articles of association, certificate of incorporation and by-laws (and other applicable organizational documents) of the Company and each of its subsidiaries comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (A) the subsidiaries listed on Exhibit 8.1 to the Company’s Annual Report on Form 20-F incorporated by reference in the Registration Statement, and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

(k) Underwriting Agreement. This Agreement has been duly authorized (including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law), executed and delivered by the Company.

(l) The Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(m) Capitalization. The authorized, issued and outstanding Ordinary Shares of the Company are as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus in the column titled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectus and were issued in compliance with the Companies Law, the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and U.S. securities laws, as applicable, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as described in the Prospectus, there are no outstanding convertible debt securities, options, warrants or other rights to purchase or exchange any securities for any share capital or other equity interest in the Company or any of its “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X. All of the Company’s convertible debt securities, options, warrants and other rights to purchase or exchange any securities for any share capital or other equity interest in the Company have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Prospectus and were issued in compliance with applicable law.

(n) Capitalization of Subsidiaries. All of the outstanding share capital of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, is owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(o) Share Options. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company, any Ordinary Shares of the Company or any shares of any subsidiary of the Company. The description of the Company’s share option, warrants, share bonus and other share plans or arrangements (the “Company Share Plans”), and the options, warrants and other equity awards or rights to acquire Ordinary Shares (together, the “Options”) or other rights granted thereunder, set forth in the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, warrants and rights. Each (A) grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (and/or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) grant of an Option was made in accordance with the terms of the applicable Company Share Plan, and all applicable laws and regulatory rules or requirements, including all applicable United States federal securities laws, the Israeli Securities Law and the rules of the Tel Aviv Stock Exchange (the “TASE”) and any other exchange on which Company securities are traded, (C) each Option purported to be issued under Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961 qualifies for treatment under that section and for treatment under either the capital gains track or the employment income track, as was indicated with respect to each such Option at the date that such Option was granted.

(p) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the proposed repayment in full and cancellation of the senior secured convertible promissory note face value $40.0 million of the Company held by Lynrock Lake L.P. (as amended, the “Lynrock Note”) in exchange for consideration consisting of $31.41 million in cash from the net proceeds of the offering and Ordinary Shares of the Company to be issued based on the conversion rate set forth in the Lynrock Note, in a transaction exempt from registration under the Securities Act closing concurrently with the offering to which this Underwriting Agreement relates, all as described under the caption “Use of Proceeds” in the Preliminary Prospectus and General Disclosure Package, have been duly authorized by all necessary corporate action, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, and will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum of association, articles of association, charter or by-laws (or analogous governing instruments, as applicable) of (A) the Company or (B) any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign (including Israel), having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, including, without limitation, any instrument of approval granted by the Israel Innovation Authority, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject except, in the case of clauses (i), (ii)(B) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) No Consents Required. Except for (A) the registration of the Shares under the Securities Act and applicable state securities laws, (B) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”), the Nasdaq Global Select Market and the TASE in connection with the purchase and distribution of the Shares by the Underwriters and the listing of the Shares on the Nasdaq Global Select Market and the TASE, and (C) filings with the Israel Innovation Authority, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign (including Israeli) or domestic, which has not been made, obtained or taken and is not in full force and effect, is required to be obtained by the Company for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(r) Independent Auditors. Kost Forer Gabbay & Kasierer, a member of EY Global, who have certified certain financial statements and related schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(s) Financial Statements. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, and the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. The summary and selected financial data included in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulations S-K, to the extent applicable.

(t) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth in the General Disclosure Package; or (ii) any change in the share capital (other than the issuance of Ordinary Shares upon exercise of share options and warrants or vesting of restricted share units described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(v) Legal Proceedings. Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s Knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), contemplated by governmental or regulatory authorities or threatened by others.

(w) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum of association, articles of association, charter or by-laws (or analogous governing instrument, as applicable), (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (i) (solely with respect to the Company’s subsidiaries), (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Licenses or Permits. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign (including Israeli) governmental or regulatory agencies or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(y) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z) No Stabilization. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company. Neither the Company nor any of its subsidiaries have engaged, and neither the Company nor any of its subsidiaries will engage, in any form of solicitation, advertising or other action constituting an offer or a sale to the public under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby, which would require the publication of a prospectus in the State of Israel under the laws of the State of Israel.

(aa) Intellectual Property. Except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) used in or otherwise necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. Except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person, (B) all licenses for the use of the Intellectual Property Rights described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with its terms, and (C) the Company and each of its subsidiaries has complied with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. No claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s or any of its subsidiaries’ business as it is currently conducted, neither the Company nor any of its subsidiaries have experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected. Except as would not reasonably be expected to have a Material Adverse Effect, (A) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property Rights or Intellectual Property Assets, and no governmental agency or body (including the Israel Innovation Authority), university, college, other educational institution or research center has any claim, option or right in or to any Intellectual Property Rights or Intellectual Property Assets, and (B) the Company and its subsidiaries have taken commercially reasonable steps to maintain the confidentiality of all trade secrets and other confidential information owned, used or held for use by the Company or any of its subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries, with respect to all software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model (including the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, Apache License, Apache 2.0 License, MIT License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative) (“Open Source Materials”) are in compliance with all license terms applicable to such Open Source Materials. To the Knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials (or any software that links to Open Source Materials) in a manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned (or purported to be owned) by the Company or any of its subsidiaries, or (B) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned (or purported to be owned) by the Company or any of its subsidiaries, to be (I) disclosed or distributed in source code form or (II) redistributed at no charge or minimal charge.

(bb) Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.), the Israeli Privacy Protection Law, 5741-1981, the Israeli Privacy Protection Regulations (Data Security), 5777-2017, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security or similar number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(cc) IT Systems. (i) (x) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, and (ii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.

(dd) Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) would not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(ee) No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s Knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign (including Israeli) labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s Knowledge, threatened against it or any of its subsidiaries and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any such subsidiary. All obligations of the Company to provide statutory severance pay to all its currently engaged employees in Israel (“Israeli Employees”) are in accordance with Section 14 of the Israeli Severance Pay Law, 5723-1963 (the “Severance Pay Law”) and are fully funded or, if not required to be funded, are fully accrued on the Company’s financial statements, and all such Israeli Employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law, from the date of commencement of their employment with the Company, and the Company has been in compliance with the requirements for a Section 14 arrangement with respect to severance pay with respect to 100% of such salary for which severance pay may be due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries and/or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or insurance or (B) to withhold from its Israeli Employees’ salaries and benefits (including any other income in cash or in kind) and to pay to any Israeli governmental authority as required by applicable Israeli tax law and regulations, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment.

(ff) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(gg) Environmental Laws and Hazardous Materials. Except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and (B) there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has Knowledge.

(hh) Taxes. The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign (including Israeli) tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign (including Israeli) taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries is and have at all times been resident for tax purposes in their jurisdiction of incorporation and are not and have not been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement) and neither the Company nor any of its subsidiaries has received any written claim from any governmental or regulatory authority that the Company or any of its subsidiaries is or may be subject to tax or required to file a tax return in a jurisdiction where it does not file tax returns.

(ii) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(jj) Accounting Controls. The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ll) Minute Books. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable) since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(mm) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(nn) No Registration Rights. No person or entity has the right to require registration of Ordinary Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or the offering to which this Agreement relates, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(oo) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(pp) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(qq) No Restrictions on Subsidiaries. Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(rr) Stamp Taxes. No transaction, documentary, stamp, registration, issuance or transfer taxes or similar taxes, fees, fines, charges or duties (including interest, penalties and additions to tax thereto) (“Stamp Taxes”) are payable by or on behalf of the Underwriters in the State of Israel or any political subdivision or taxing authority thereof in connection with (i) the authorization, issuance, sale and delivery of the Shares by the Company; (ii) the sale and delivery by the Underwriters of the Shares to purchasers thereof; or (iii) the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement or any other document to be furnished hereunder.

(ss) PFIC. Based on the Company’s most recent audited financial statements and relevant market data, the Company has determined that it is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1966, and the Company is presently not likely to become a PFIC.

(tt) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market and the  TASE (each, an “Exchange” and collectively, the “Exchanges”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from either Exchange, nor has the Company received any notification that the Commission, FINRA, the Israel Securities Authority or the TASE is contemplating terminating such registration or listings. The Company is in compliance with the applicable listing requirements of the Exchanges.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any directory, officer, employee, agent, affiliate or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign (including Israeli) or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the Company or any subsidiary is organized or conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person.

(xx) Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(yy) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in the past five (5) years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Israeli Prohibition on Money Laundering Law, 5760-2000, the Israeli Prohibition on Money Laundering Order, 5761-2001, the Israeli Counter-Terrorism Law, 5776-2016, and any other applicable anti-money laundering laws or regulations of jurisdictions where the Company and its subsidiaries are organized or conduct business (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(zz) Compliance with Sanctions.

(A)	Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s Knowledge, any agent, affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person that is: (i) the target of any economic, financial or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs, or subject to the Israeli Trade with the Enemy Ordinance, 1939 (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria) (collectively “Sanctioned Jurisdictions”).

(B)	The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the target of Sanctions, or in any Sanctioned Jurisdiction, in either case in violation of Sanctions; or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)	Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the target of Sanctions or any Sanctioned Jurisdiction, in either case in violation of Sanctions.

(aaa) No Associated Persons; FINRA Matters. Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(bbb) Certification Regarding Beneficial Owners. The Company has delivered to the Representatives a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (to the extent requested by the Representatives), and, if required, copies of identifying documentation.

(ccc) No Acquisitions or Dispositions. There are no contracts, letters of intent, term sheets, agreement, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of material interests in real or personal property.

(ddd) Export and Import Laws. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, of the Company and the subsidiaries, and, to the Company’s Knowledge, each of their affiliates and any director, officer, agent or employee of, or other person acting on behalf of, the Company has acted at all times in the past five (5) years in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Control Reform Act, the Export Administration Regulations, and all other import, customs, and export control laws and regulations of the United States Government, and all similar laws and regulations of any governmental authority (including Israeli) with jurisdiction over the Company and its subsidiaries.

(eee) Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(fff) Immunity. Neither the Company nor any of its subsidiaries or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(ggg) Valid Choice of Law; Enforceability. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel and will be honored by the courts of Israel. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Israeli courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company in the Israeli courts. The Company is not aware of any reason why the enforcement in Israel of such a New York Court judgment would be, as of the date hereof, contrary to the public policy of the State of Israel. The Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.

(hhh) Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required by any governmental authority in the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of the State of Israel and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the State of Israel and without the necessity of obtaining any governmental authorization in the State of Israel or any political subdivision thereof or therein.

(iii) Effect of Certificates. Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(jjj) Grants and Incentives. Neither the Company nor any of its subsidiaries (i) has received and/or applied for any material grants, incentives, benefits (including tax benefits) or subsidies from any governmental body, agency or authority, including without limitation, the Israel Innovation Authority, nor has any outstanding obligations towards such governmental body, agency or authority in each case, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, nor (ii) is in violation of any condition, requirement or undertaking with respect to (A) any funding, benefits or incentives granted to the Company or any of its subsidiaries under the Law for Encouragement of Industrial Research, Development and Technological Innovation, 5744-1984 and the regulations, rules and circulars promulgated thereunder, including any instrument of approval or tax ruling granted to any of them in connection therewith, or (B) any grants, benefits, reduced tax rates or incentives provided to or claimed by the Company or any of its subsidiaries under the Law for Encouragement of Capital Investments, 5719-1959 (the “Investment Law”) except, in each case, such violation that would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice denying, revoking or adversely modifying any “approved enterprise,” “benefited enterprise,” “preferred enterprise,” “preferred technological enterprise,” “special preferred technological enterprise,” or “industrial company” status with respect to any of them or their facilities or operations or any tax benefits claimed or received by the Company or any of its subsidiaries (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company or any of its subsidiaries with respect to the applications or notifications relating to such status, funding, grants, benefits (including tax benefits), incentives or subsidies, was true, correct and complete in all material respects when supplied to the appropriate authorities.

(kkk) Industrial Company. The Company qualified as an “Industrial Company” within the definition of the Law for the Encouragement of Industry (Taxes), 5729-1969 in each of the last five years; and absent a change in such law, the Company intends to continue to so qualify for 2025.

3. Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Shares will be $7.56 per share (the “Purchase Price”).

The Company will deliver the Firm Shares to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company or, at the election of the Representatives, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on June 26, 2025, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and the Representatives.

The Company, in the event the Representatives elect to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make certificates for the Firm Shares available to the Representatives for examination on behalf of the Underwriters in New York, New York at least one (1) full business day prior to the Closing Date.

The Underwriters may purchase all or less than all of the Optional Shares. The price per share to be paid for the Optional Shares shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of Optional Shares specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. The option granted hereby may be exercised as to all or any part of the Optional Shares at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement. No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by Representatives to the Company.

The option granted hereby shall be exercised by written notice being given to the Company by the Representatives setting forth the number of Optional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Shares. Each date and time for delivery of and payment for the Optional Shares (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than one (1) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Shares to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company or, at the election of the Representatives, in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of the Company, all at the offices of DLA Piper LLP (US). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company, in the event the Representatives elect to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make the certificates for the Optional Shares available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, at least one (1) full business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Shares may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

4. Further Agreements Of The Company. The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. To prepare a Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives not to be unreasonably withheld, conditioned or delayed, it has not made and will not, other than the final term sheet prepared and filed pursuant to Section 4(e) hereof, make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Shares is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Shares, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement), and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) Earnings Statement. To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(i) Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j) Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Shares are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(k) Lock-Up. During the period commencing on and including the date hereof and ending on and including the 75th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Ordinary Shares, options, rights or warrants to acquire Ordinary Shares or securities exchangeable or exercisable for or convertible into Ordinary Shares (other than is contemplated by this Agreement with respect to the Shares) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Ordinary Shares and options to purchase Ordinary Shares, Ordinary Shares underlying options granted and other securities, each pursuant to any director or employee share option plan, share ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (ii) issue Ordinary Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package (including the issuances of Ordinary Shares upon the amendment or conversion of the Lynrock Note, as described in the General Disclosure Package); (iii) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Ordinary Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan). The Company will cause each person and entity listed in Schedule D to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(l) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Stamp Taxes. Without duplication of any amounts that may be paid by the Company under Section 4 hereof, the Company will indemnify and hold harmless the Underwriters and/or their affiliates against any Stamp Taxes imposed by the State of Israel or any other jurisdiction in connection with (A) the authorization, issuance, sale and delivery of the Shares by the Company; (B) the sale and delivery by the Underwriters and/or their affiliates of the Shares to purchasers thereof; or (C) the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement or any other document to be furnished hereunder.

(n) Payments Free of Taxes. All payments made or to be made, or deemed to be made, by or on behalf of the Company under this Agreement to an Underwriter or its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Payee”) shall be made exclusive of, free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the State of Israel or any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or governmental charges. In such event, the Company will pay such additional amounts as will result, after all such withholdings or deductions (including, for the avoidance of doubt, from any additional amounts), in the receipt by each Payee of the amounts that would otherwise have been received had no such deduction or withholding been required or made, provided, that the Company shall not be liable to pay any such additional amounts to the extent that such taxes, duties, assessments, governmental charges, withholding or deduction was imposed on such Payee solely as a result of such Payee being a tax resident of, being organized or incorporated in, or having a permanent establishment in, such jurisdiction imposing such taxes, duties, assessments, governmental charges, withholding or deduction or as a result of any present or former connection (other than any connection arising as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder) between the Payee and such jurisdiction imposing such taxes, duties, assessments, governmental charges, withholding or deduction. Upon request, the Company shall provide to the Representatives evidence of any amounts withheld or deducted pursuant to the terms of this Section and shall also provide to the Representatives any tax receipt or other documentation issued by the appropriate governmental authorities with respect to the payment of such amounts to such governmental authorities. If requested by the Company, the relevant Underwriter shall reasonably cooperate with the Company, by providing reasonably required information for the Company that the relevant Underwriter is legally entitled to provide and the provision of which does not cause a material prejudice to such Underwriter’s legal or commercial position, to the extent necessary, for the Company to obtain an exemption certificate from withholding or deduction in connection with the payments under this Agreement. All sums payable or deemed payable by the Company under this Agreement shall be considered exclusive of value added tax, sales tax or similar taxes, which taxes shall be borne, paid, collected and remitted by the Company, if and as applicable.

(o) Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(p) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Shares, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(q) Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Shares.

(r) Use of Proceeds. To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(s) Exchange Listing. To use its reasonable best efforts to list for quotation the Shares on the Nasdaq Global Select Market and the TASE.

(t) Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares and the Optional Shares.

5. Payment of Expenses. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Shares and any filings made with FINRA, up to an aggregate of $20,000; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing share certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) transaction related expenses incurred by the Underwriters up to an aggregate of $30,000 (exclusive of the fees and expenses provided for in clause (d) above); (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (k) all other costs and expenses incident to the offering of the Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, and the expenses of advertising any offering of the Shares made by the Underwriters.

6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on such Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates delivered to the Representatives or to counsel for the Underwriters, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; any Rule 462(b) Registration Statement, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and any Rule 462(b) Registration Statement, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(a) No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(b) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Paul Hastings LLP, US counsel for the Company, shall have furnished to the Representatives such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) Opinion of Israeli Counsel for the Company. Goldfarb Gross Seligman & Co., Israeli counsel for the Company, shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from DLA Piper LLP (US), U.S. counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Kost Forer Gabbay & Kasierer, a member of EY Global, a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from Kost Forer Gabbay & Kasierer, a member of EY Global, addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(h) Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board or Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(i) No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (l), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(j) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(l) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or an Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, the NYSE MKT LLC, the TASE, or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal, state or Israeli authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Israel, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m) Exchange Listing. Prior to the first Closing Date, the Company shall have submitted a Notification: Listing of Additional Shares with the Nasdaq Stock Market. In addition, prior to the first Closing Date, the Shares shall have been approved in principle for listing on the TASE by the TASE, subject only to official notice of issuance, and the Underwriters or their counsel shall have received, on or prior to such date, a copy of such approval in principle of the TASE for the listing for trade of the Shares, which approval (or a final approval issued by the TASE for the listing of the such Shares) shall be in full force and effect on each Closing Date.

(n) Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors, shareholders, optionholders and warrantholders of the Company listed in Schedule D to this Agreement.

(p) Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(q) Additional Documents. On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

Each indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other indemnity agreement in this Section 7(a) and each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)       Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent, but if settled with its written consent or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 6(i), 6(k) or 6(l) have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

9. Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement or (d) the sale of the Shares is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on any Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 22, inclusive, shall not terminate and shall remain in full force and effect.

11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 22, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to (i) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com; and (ii) William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606, Attention: General Counsel, Facsimile: (312) 551-4646; and

if to the Company shall be delivered or sent by mail, telex or email to Allot Ltd., 22 Hangar Street, Neve Ne’eman Industrial Zone B, Hod-Hasharon 45240, Israel, Attention: Rael Kolevsohn, Vice President of Legal Affairs, General Counsel, Company Secretary, Phone: [***], email: [***];

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16. Definition of Certain Terms. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Judgement Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

18. Governing Law, Jurisdiction, Waiver of Jury Trial, Agent For Service. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement. The Company irrevocably appoints Allot Communications, Inc., with offices at 1500 District Avenue, Burlington, MA 01803 (and its successors) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 15, shall be deemed in every respect effective service of process upon the Company.

19. Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the second sentence of the eighth paragraph, the ninth paragraph and the first sentence of the tenth paragraph under the heading “Underwriting.”

20. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters.

21. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

23. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

ALLOT LTD.

By:	/s/ Eyal Harari
	Name:	Eyal Harari
	Title:	Chief Executive Officer

Accepted as of
the date first above written:

TD Securities (USA) LLC
William Blair & Company, L.L.C.
Acting on their own behalf
and as Representatives of several
Underwriters listed on Schedule A to this Agreement.

By:	TD Securities (USA) LLC

By:	/s/ Vinni Trehan
	Name:	Vinni Trehan
	Title:	Managing Director

By:	William Blair & Company, L.L.C.

By:	/s/ Steve Maletzky
	Name:	Steve Maletzky
	Title:	Head of Capital Markets

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased
TD Securities (USA) LLC	1,900,000	285,000
William Blair & Company, L.L.C.	1,900,000	285,000
Needham & Company, LLC	850,000	127,500
Northland Securities, Inc.	350,000	52,500
Total	5,000,000	750,000

SCHEDULE B

General Use Free Writing Prospectuses

None.

SCHEDULE C

Pricing Information

Firm Shares to be Sold: 5,000,000 Ordinary Shares

Public Offering Price: $8.00 per share

Underwriting Discounts and Commissions: 5.5%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $37,800,000

SCHEDULE D

[Lock-Up Parties]

Exhibit I

Form of Lock-Up Agreement

June    , 2025

TD Securities (USA) LLC

William Blair & Company, L.L.C.

As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

Re:	Allot Ltd. – Registration Statement on Form F-3 for Ordinary Shares

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Allot Ltd., a company organized under the laws of the State of Israel (the “Company”), and TD Securities (USA) LLC (“TD Cowen”) and William Blair & Company, L.L.C. (“William Blair”), as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, relating to the proposed public offering of ordinary shares, par value NIS 0.10 per share (the “Ordinary Shares”) of the Company (the “Offering”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 75th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of TD Cowen and William Blair, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act, other than a natural person, entity or “group” (as described above) that has executed an Agreement in substantially the same form as this Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The restrictions set forth in the preceding paragraphs shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) transactions by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to any court order or the order of any other governmental authority or agency having jurisdiction over the undersigned;

(5) transfers to the Company from an employee of the Company upon death, disability or termination of employment (with or without cause) or resignation, in each case, of such employee or to the Company from an employee pursuant to any contractual arrangement existing on the date hereof that provides the Company with a right to purchase Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares;

(6) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (5) above;

(7) transfers to the Company, in connection with any reclassification, exchange or conversion of Ordinary Shares, provided, that any such Ordinary Shares received upon such reclassification, exchange or conversion shall be subject to the terms of this Agreement;

(8) transactions relating to Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares acquired in the Offering or in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period;

(9) the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Ordinary Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan does not provide for, or permit, the sale of any Ordinary Shares during the Lock-up Period and, except as required by applicable securities laws, no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(10) any transactions made for the purpose of satisfying any tax withholding obligations (including estimated taxes) pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement); and

(11) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such transaction is not completed, the undersigned’s Beneficially Owned Shares shall remain subject to the provisions of this Agreement; and

(12) transactions with the Company involving the amendment or repayment of any convertible debt security outstanding on the date hereof;

provided, however, that in the case of any transaction described in clause (12) above, it being understood that any Ordinary Shares issued by the Company in connection with such amendment or repayment will be subject to the restrictions of this Agreement; and, provided further, that in the case of any transfer described in clause (1), (2), (3), (4) or (6) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to TD Cowen and William Blair, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to TD Cowen and William Blair, and (B) in the case of any transfer described in clause (1), (2), (3), (4) or (10) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to make a filing under Section 16(a) or Section 13 of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such filing to the effect that, (i) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (ii) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (iii) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (iv) in the case of any transfer pursuant to clause (4) above, such transaction is made by operation of law, and (v) in the case of any transfer pursuant to clause (10) above, such transfer is being made to satisfy tax withholding obligations. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

In the event of a release from lockup restrictions similar to those set forth herein is granted to any person pursuant to a similar agreement entered into in connection with the Offering, the same percentage of the undersigned’s Ordinary Shares (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lockup restrictions set forth herein. In the event that the undersigned is released from any of its obligations under this Agreement or, by virtue of this Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any of the undersigned’s Ordinary Shares prior to the termination of this Agreement, the Representatives shall use their commercially reasonably efforts to provide notification of such to the undersigned within two (2) business days thereof, provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters. For purposes of determining record or beneficial ownership of a stockholder, all securities held by investment funds affiliated with such stockholder shall be aggregated.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from converting any convertible debt security into Ordinary Shares or exercising any options or warrants to purchase Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Ordinary Shares issued upon such conversions or exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such conversion or exercise during the Lock-Up Period without the consent of the Representatives and provided that if the undersigned is required to make a filing under Section 16(a) or Section 13 of the Exchange Act reporting a reduction in beneficial ownership of such convertible debt securities, options or warrants during the Lock-Up Period, the undersigned shall include a statement in such filing to the effect that the disposition relates to the conversion of a convertible debt security or exercise of an option or warrant, as applicable, and that the Ordinary Shares received upon conversion or exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any Ordinary Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) the Company notifies TD Cowen and William Blair in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by June 30, 2025 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Ordinary Shares to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Ordinary Shares actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

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